Exhibit 99.1

Monotype Announces Second Quarter 2018 Results

Revenue Grows 5%; Net Adjusted EBITDA Increases 48%

Raises Full-Year Profit Expectations

WOBURN, Mass.--(BUSINESS WIRE)--July 27, 2018--Monotype Imaging Holdings Inc. (Nasdaq: TYPE) today announced financial results for the second quarter ended June 30, 2018.

Second quarter 2018 highlights

  Revenue for the quarter was $60.7 million, an increase of 5% year over year.
  Creative Professional revenue was $38.4 million, up 25% year over year.
  Net income was $0.7 million; Non-GAAP net adjusted EBITDA was $17.4 million, a 48% increase year over year, or 28.6% of revenue.
  Cash and cash equivalents stood at $75.8 million.

“Our second quarter revenue came in at the high end of our guidance range and EBITDA exceeded the high end of the range, further validating that our solutions are resonating with Global 2000 brands,” said Scott Landers, president and CEO of Monotype. “Our success this quarter is the result of our continued momentum with our enterprise sales strategy, and ongoing focus on providing customers with the solutions that are most impactful to their businesses.”

Tony Callini, executive vice president and chief financial officer of Monotype, said, “We are encouraged by our second quarter results, and are pleased that our efforts to improve margins are now visible as past investments are being leveraged, while we take a disciplined approach to focus on those things that drive the most value to our customers.”

Second quarter 2018 operating results
Revenue for the quarter increased 5% to $60.7 million, compared to $57.8 million for the second quarter of 2017. Creative Professional revenue was $38.4 million, a 25% increase from the second quarter of 2017. OEM revenue was $22.3 million, a decrease of 18% from the same period in 2017.

Gross margin for the quarter of 82.2% compared to 80.9% in the prior year quarter.

Net income was $0.7 million, compared to a net loss of $0.5 million in the second quarter of 2017. Earnings per diluted share was $0.02, compared to loss per diluted share of $0.01 in the prior year.

Non-GAAP net income, which excludes the amortization of intangible assets, stock-based compensation expense, acquisition-related compensation expense, and non-recurring expenses, net of taxes, was $12.0 million, compared to $3.2 million in the second quarter of 2017. Non-GAAP earnings per diluted share were $0.30 compared to $0.08 in the prior year period.

Non-GAAP net adjusted EBITDA was $17.4 million, or 28.6% of revenue, compared to $11.7 million in the second quarter of 2017.

Cash and cash flow
Monotype had cash and cash equivalents of $75.8 million as of June 30, 2018, compared to $85.4 million as of March 31, 2018 and $83.7 million as of June 30, 2017. The company used $4.2 million of cash in operations in the second quarter of 2018, a decrease from $6.9 million generated in the prior year quarter primarily due to the payment of certain non-recurring obligations. During the second quarter of 2018, the company repaid $5.0 million on its outstanding revolving line of credit.

In the second quarter, Monotype repurchased approximately 45,000 shares of common stock on the open market at prevailing market prices, for a total consideration of $1.0 million.

Quarterly dividend
Monotype’s most recent dividend payment of $0.116 per share was paid on July 20, 2018, to shareholders of record as of the close of business on July 2, 2018. A dividend of $0.116 cents per share will be paid on October 19, 2018, to shareholders of record as of the close of business on October 1, 2018.

Financial outlook
Monotype is updating its full-year financial outlook to reflect lower revenue expectations in the second half of 2018, while increasing non-GAAP net adjusted EBITDA to reflect the impact of the second quarter results and expanding profitability margin expectations for the remainder of the year. Monotype's updated financial outlook reflects the impact of the restructuring action announced during the second quarter. Monotype’s third quarter and updated full-year financial guidance are set forth in the following tables:

(in $ millions, except for per share data)	Q3 2018	Full-Year 2018
Revenue	$57.5 – $61.5	$238.0 – $244.0
Non-GAAP net adjusted EBITDA	$15.0 – $18.0	$63.0 – $67.0
Operating expenses	$40.0 – $42.0	$179.0 – $182.0
GAAP earnings per diluted share	$0.04 – $0.06	$0.07 – $0.11
Non-GAAP earnings per diluted share	$0.19 – $0.21	$0.90 – $0.94

Conference call details
Monotype will host a conference call on Friday, July 27, 2018, at 8:30 a.m. EDT to discuss the company’s second quarter 2018 results and business outlook for 2018. Individuals who are interested in listening to the audio webcast should log on to the Investors portion of the Company section of the Monotype website at www.monotype.com. The live call can also be accessed by dialing (855) 312-5713 (domestic) or (703) 925-2611 (international) using passcode 2358128. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures
This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does, and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-Looking Statements
This release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s business; anticipated savings, costs and expenses resulting from the company’s restructuring actions and changes to the company’s product portfolio; the impact of the company’s revenue recognition policy; the impact of federal tax reform legislation; the execution of the company’s capital allocation and funding strategies and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to risks associated with changes in the economic climate including decreased demand for the company’s products or products that incorporate the company’s solutions; risks associated with the company’s ability to adapt products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s development of and the market acceptance of new products, product features or services; risks associated with the anticipated cost savings and expenses from the company’s restructuring actions and wind down of certain of the company’s products including that such savings and expenses are not as predicted; risks associated with increased competition in markets the company serves, including the risks that increased competition may result in the company’s inability to gain new customers, retain existing customers or may force the company to reduce prices; risks associated with the ownership and enforcement of the company’s intellectual property; and risks associated with geopolitical conditions and changes in the financial markets. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings. The forward-looking financial information set forth in this release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts to be included in the company’s future earnings releases and public filings. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype
Monotype provides the design assets, technology and expertise that help create beautiful, authentic and impactful brands that customers will engage with and value, wherever they experience the brand, now and in the future. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ©2018 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$75,819	$82,822
Restricted cash	3,000	11,987
Accounts receivable, net of allowance for doubtful accounts	36,491	34,461
Income tax refunds receivable	1,844	1,204
Prepaid expenses and other current assets	7,491	5,714

Total current assets	124,645	136,188
Property and equipment, net	15,543	16,763
Goodwill	277,121	279,131
Intangible assets, net	78,335	84,856
Restricted cash	6,000	6,000
Other assets	6,313	3,112

Total assets	$507,957	$526,050

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,337	$1,467
Accrued expenses and other current liabilities	31,127	43,096
Accrued income taxes payable	183	522
Deferred revenue	13,771	15,102

Total current liabilities	46,418	60,187
Revolving line of credit	85,000	93,000
Other long-term liabilities	6,925	6,428
Deferred income taxes	26,351	28,004
Reserve for income taxes	2,839	2,783
Accrued pension benefits	6,194	6,280
Stockholders’ equity:
Common stock	44	44
Additional paid-in capital	308,952	298,113
Treasury stock, at cost	(66,581)	(64,083)
Retained earnings	96,477	97,815
Accumulated other comprehensive loss	(4,662)	(2,521)

Total stockholders’ equity	334,230	329,368

Total liabilities and stockholders’ equity	$507,957	$526,050

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$60,687	$57,801	$117,370	$110,266
Cost of revenue	9,956	10,141	22,392	18,919
Cost of revenue—amortization of acquired technology	860	881	1,724	1,759

Total cost of revenue	10,816	11,022	24,116	20,678

Gross profit	49,871	46,779	93,254	89,588
Operating expenses:
Marketing and selling	20,081	22,722	40,170	43,964
Research and development	8,456	9,227	17,752	18,781
General and administrative	11,858	11,814	27,476	22,741
Restructuring	6,376	—	6,570	—
Amortization of other intangible assets	965	1,019	1,989	2,030

Total operating expenses	47,736	44,782	93,957	87,516

Income from operations	2,135	1,997	(703)	2,072
Other (income) expense:
Interest expense, net	799	726	1,527	1,357
Other (income) expense, net	(633)	2,794	(535)	3,414

Total other expense	166	3,520	992	4,771

Income (loss) before provision (benefit) for income taxes	1,969	(1,523)	(1,695)	(2,699)
Provision (benefit) for income taxes	1,274	(1,027)	(1,191)	(1,128)

Net income (loss)	$695	$(496)	$(504)	$(1,571)

Net income (loss) available to common stockholders—basic and diluted	$666	$(496)	$(504)	$(1,571)

Net income (loss) per common share-basic and diluted	$0.02	$(0.01)	$(0.01)	$(0.04)

Weighted-average number of shares outstanding:
Basic	40,418,308	39,657,071	40,436,595	39,567,254
Diluted	40,537,852	39,657,071	40,436,595	39,567,254
Dividends declared per common share	$0.116	$0.113	$0.232	$0.226

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$695	$(496)	$(504)	$(1,571)
Interest expense, net	799	726	1,527	1,357
Other (income) expense, net	(633)	2,794	(535)	3,414
Provision (benefit) for income taxes	1,274	(1,027)	(1,191)	(1,128)

Income from operations	2,135	1,997	(703)	2,072
Depreciation and amortization	3,198	3,122	6,447	6,173
Stock based compensation(1)	4,590	5,192	8,837	10,023
Acquisition-related compensation(2)	1,084	1,407	2,273	2,814
Non-recurring expenses(3)	6,376	—	11,490	—

Net adjusted EBITDA	$17,383	$11,718	$28,344	$21,082

(1) For the three and six months ended June 30, 2018, the amount excludes a $1.4 million non-recurring reduction for forfeitures of awards by employees included in the restructuring plan. This amount is included in non-recurring expenses.
(2) For the three months ended June 30, 2018, the amount includes $0.9 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.2 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the three months ended June 30, 2017, the amount includes $0.9 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the six months ended June 30, 2018, the amount includes $1.8 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the six months ended June 30, 2017, the amount includes $1.8 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $1.0 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.
(3) For the three months ended June 30, 2018, the amount consists of $6.4 million of restructuring expenses. For the six months ended June 30, 2018, the amount includes $2.7 million of certain advisor fees related to shareholder activities, $2.2 million of royalty expenses, recorded in cost of sales, associated with revenue that was not recognized under ASC 606 and $6.6 million of restructuring expenses.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP net income (loss) available to common stockholders ─ diluted	$695	$(496)	$(504)	$(1,571)
Amortization, net of tax of $425, $1,281, $865 and $1,584, respectively	1,400	619	2,848	2,205
Stock based compensation, net of tax of $672, $3,499, $1,417 and $4,190, respectively(1)	3,918	1,693	7,420	5,833
Acquisition-related compensation, net of tax of $0, $0, $0 and $0, respectively(2)	1,084	1,407	2,273	2,814
Non-recurring expenses, net of tax of $1,486, $0, $2,677 and $0, respectively(3)	4,890	—	8,813	—

Non-GAAP net income	$11,987	$3,223	$20,850	$9,281

(1) For the three and six months ended June 30, 2018, the amount excludes a $1.2 million non-recurring reduction for forfeitures of awards by employees included in the restructuring plan. This amount is included in non-recurring expenses.
(2) For the three months ended June 30, 2018, the amount includes $0.9 million, net of tax, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.2 million, net of tax, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the three months ended June 30, 2017, the amount includes $0.9 million, net of tax, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million, net of tax, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the six months ended June 30, 2018, the amount includes $1.8 million, net of tax, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million, net of tax, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the six months ended June 30, 2017, the amount includes $1.8 million, net of tax, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $1.0 million, net of tax, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.
(3) For the three months ended June 30, 2018, the amount consists of $4.9 million, net of tax, of restructuring expenses. For the six months ended June 30, 2018, the amount includes $2.1 million, net of tax, of certain advisor fees related to shareholder activities, $1.7 million, net of tax, of royalty expenses, recorded in cost of sales, associated with revenue that was not recognized under ASC 606 and $5.0 million, net of tax, of restructuring expenses.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

RECONCILIATION OF GAAP EARNINGS (LOSS) PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP income (loss) per diluted share	$0.02	$(0.01)	$(0.01)	$(0.04)
Amortization, net of tax of $0.01, $0.03, $0.02 and $0.04, respectively	0.03	0.02	0.07	0.05
Stock based compensation, net of tax of $0.02, $0.09, $0.03 and $0.11, respectively(1)	0.10	0.04	0.18	0.15
Acquisition-related compensation, net of tax of $0.00, $0.00, $0.00 and $0.00, respectively(2)	0.03	0.03	0.05	0.07
Non-recurring expenses, net of tax of $0.04, $0.00, $0.07 and $0.00, respectively(3)	0.12	—	0.22	—

Non-GAAP earnings per diluted share	$0.30	$0.08	$0.51	$0.23

(1) For the three and six months ended June 30, 2018, the amount excludes a $1.2 million, or $0.03 per share, non-recurring reduction for forfeitures of awards by employees included in the restructuring plan. This amount is included in non-recurring expenses.
(2) For the three months ended June 30, 2018, the amount includes $0.9 million, or $0.02 per share, net of tax, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.2 million, or $0.01 per share, net of tax, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the three months ended June 30, 2017, the amount includes $0.9 million, or $0.02 per share, net of tax, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million, or $0.01 per share, net of tax, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the six months ended June 30, 2018, the amount includes $1.8 million, or $0.04 per share, net of tax, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million, or $0.01 per share, net of tax, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the six months ended June 30, 2017, the amount includes $1.8 million, or $0.04 per share, net of tax, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $1.0 million, or $0.03 per share, net of tax, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.
(3) For the three months ended June 30, 2018, the amount consists of $4.9 million, or $0.12 per share, net of tax, of restructuring expenses. For the six months ended June 30, 2018, the amount includes $2.1 million, or $0.06 per share, net of tax, of certain advisor fees related to shareholder activities, $1.7 million, or $0.04 per share, net of tax, of royalty expenses, recorded in cost of sales, associated with revenue that was not recognized under ASC 606 and $5.0 million, or $0.12 per share, net of tax, of restructuring expenses.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

OTHER INFORMATION

Stock based compensation is comprised of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Marketing and selling	$2,152	$2,563	$3,886	$4,893
Research and development	893	1,078	1,881	2,096
General and administrative	1,545	1,551	3,070	3,034
Restructuring(1)	(1,402)	—	(1,402)	—
Total expensed	$3,188	$5,192	$7,435	$10,023
Property and equipment	7	31	21	53

Total stock based compensation	$3,195	$5,223	$7,456	$10,076

(1) For the three and six months ended June 30, 2018, $1.4 million of stock based compensation expense was reversed as a result of forfeitures of awards by employees included in the restructuring plan. This non-recurring amount has been included in restructuring expenses.

MARKET INFORMATION

The following table presents revenue for our two major markets:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Creative Professional	$38,417	$30,642	$73,415	$57,713
OEM	22,270	27,159	43,955	52,553

Total	$60,687	$57,801	$117,370	$110,266

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON- GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q3 2018	Q3 2018
GAAP net income	$1,500	$2,600
Amortization, net of tax of $400 and $400, respectively	1,400	1,400
Stock based compensation, net of tax of $900 and $900, respectively	4,000	4,000
Acquisition-related compensation, net of tax of $0 and $0, respectively	700	700
Non-recurring expenses, net of tax of $0 and $0, respectively	—	—
Non-GAAP net income	$7,600	$8,700

GAAP earnings per diluted share	$0.04	$0.06
Amortization, net of tax of $0.01 and $0.01, respectively, per diluted share	0.03	0.03
Stock based compensation, net of tax of $0.02 and $0.02, respectively, per diluted share	0.10	0.10
Acquisition-related compensation, net of tax of $0.00 and $0.00, respectively, per diluted share	0.02	0.02
Non-recurring expenses, net of tax of $0.00 and $0.00, respectively, per diluted share	—	—
Non-GAAP earnings per diluted share	$0.19	$0.21

Weighted average diluted shares used to compute earnings per share	41,100,000	41,100,000

	Low End of Guidance	High End of Guidance
	2018	2018
GAAP net income	$2,900	$4,300
Amortization, net of tax of $1,700 and $1,700, respectively	5,500	5,500
Stock based compensation, net of tax of $3,500 and $3,500, respectively	15,700	15,700
Acquisition-related compensation, net of tax of $0 and $0, respectively	3,500	3,500
Non-recurring expenses, net of tax of $2,700 and $2,700, respectively	8,800	8,800
Non-GAAP net income	36,400	37,800

GAAP earnings per diluted share	$0.07	$0.11
Amortization, net of tax of $0.04 and $0.04, respectively, per diluted share	0.13	0.13
Stock based compensation, net of tax of $0.09 and $0.09, respectively, per diluted share	0.39	0.39
Acquisition-related compensation, net of tax of $0.00 and $0.00, respectively, per diluted share	0.09	0.09
Non-recurring expenses, net of tax of $0.07 and $0.07, respectively, per diluted share	0.22	0.22
Non-GAAP earnings per diluted share	$0.90	$0.94

Weighted average diluted shares used to compute earnings per share	40,500,000	40,500,000

MONOTYPE IMAGING HOLDINGS INC. RECONCILIATION OF FORECAST GAAP NET INCOME TO FORECAST NON-GAAP NET ADJUSTED EBITDA (Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q3 2018	Q3 2018
GAAP net income	$1,500	$2,600
Interest, net	1,200	1,200
Other (income) expense, net	500	500
Provision for income taxes	2,900	4,800

Income from operations	6,100	9,100
Depreciation and amortization	3,300	3,300
Stock based compensation	4,900	4,900
Acquisition-related compensation	700	700
Non-recurring expenses	—	—
Non-GAAP net adjusted EBITDA	$15,000	$18,000

	Low End of Guidance	High End of Guidance
	2018	2018
GAAP net income	$2,900	$4,300
Interest, net	4,800	4,800
Other (income) expense, net	2,500	2,500
Provision for income taxes	5,400	8,000

Income from operations	15,600	19,600
Depreciation and amortization	13,200	13,200
Stock based compensation	19,200	19,200
Acquisition-related compensation	3,500	3,500
Non-recurring expenses	11,500	11,500
Non-GAAP net adjusted EBITDA	$63,000	$67,000

CONTACT:
Investor Relations:
Monotype
Chris Brooks, 781-970-6120
ir@monotype.com